    As filed with the Securities and Exchange Commission on December 21, 1999
                                                     Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       SENSORMATIC ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     34-1024665
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                 951 YAMATO ROAD
                         BOCA RATON, FLORIDA 33431-0700
                                 (561) 989-7000
                    (Address of principal executive offices)


                           DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                                GARRETT E. PIERCE
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       SENSORMATIC ELECTRONICS CORPORATION
                                 951 YAMATO ROAD
                         BOCA RATON, FLORIDA 33431-0700
                                 (561) 989-7000
                     (Name and address of agent for service)

                                    COPY TO:
                            ANTHONY J. CARROLL, ESQ.
                   SALANS HERTZFELD HEILBRONN CHRISTY & VIENER
                                620 FIFTH AVENUE
                            NEW YORK, NEW YORK 10020

                              --------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                      Proposed               Proposed
     Title of securities to be             Amount to be           maximum offering       maximum aggregate           Amount of
            registered                    registered (1)         price per share (2)    offering price (2)       registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share                  350,000 shares             $14.96875             $5,239,062.50             $1,383.11
===================================================================================================================================

(1) Shares registered hereunder are, or may become, issuable in connection with the exercise of stock options, stock appreciation rights or stock awards granted under the Registrant's Directors Stock Option Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers such additional securities as may become issuable in accordance with the anti-dilution Directors Stock Option Plan with respect to such awards.
(2) Estimated solely for the purposes of calculating the registration fee, pursuant to Rule 457(h), based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the New York Stock Exchange on December 20, 1999.

===============================================================================

                                Page 1 of 7 Pages
                             Exhibit Index on Page 4

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  The documents containing the information specified in this
Part 1 will be sent or given to participants in the Directors Stock Option Plan as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents heretofore filed with the Commission by Sensormatic Electronics Corporation (the "Company") (File Number 01-10739) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         o The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

         o The Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended September 30, 1999.

         o The description of the Company's Common Stock set forth in the Company's amended Registration Statement on Form 8-A, filed with the Commission on May 14, 1991 under the Exchange Act, including any subsequent amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the shares of the Company's Common Stock covered by this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such





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

documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Certain legal matters with respect to the validity of the securities offered hereby are being passed upon for the Company by Salans Hertzfeld Heilbronn Christy & Viener, New York, New York. Jerome M. LeWine, a partner at Salans Hertzfeld Heilbronn Christy & Viener, and a former director of the Company, beneficially owns 6,600 shares of Common Stock of the Company and holds options to purchase 221,000 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company's Certificate of Incorporation provides that the Company will to the fullest extent permitted by the DGCL indemnify all persons whom it may indemnify pursuant thereto. The Company's By-laws contain a similar provision requiring indemnification of the Company's directors and officers to the fullest extent authorized by the DGCL. The DGCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The DGCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, the Company's Certificate of Incorporation





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

contains a provision limiting the personal liability of the Company's directors for monetary damages for certain breaches of their fiduciary duty as directors. The Company has indemnification insurance under with directors and officers are insured against certain liability that may occur in their capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.



         4.1      Directors Stock Option Plan

         4.2      Standard Form of Option Agreement

         5.1      Opinion of Salans Hertzfeld Heilbronn Christy & Viener

         23.1 Consent of Salans Hertzfeld Heilbronn Christy & Viener (included in Exhibit 5.1)

         23.2     Consent of PricewaterhouseCoopers LLP

         23.3     Consent of Ernst & Young LLP

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.



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         (2)      That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

         (3) Remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 21st day of December, 1999.


                            SENSORMATIC ELECTRONICS CORPORATION



                            By: /s/ GARRET E. PIERCE
                                ------------------------------------------------
                                Name:  Garrett E. Pierce
                                Title: Senior Vice President and Chief Financial
                                       Officer





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
                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                     TITLE                                               DATE
---------                                     -----                                               ----

/s/ PER-OLOF LOOF                             President and Chief Executive Officer
--------------------------------------------  (Principal Executive Officer) and Director          December 21, 1999
          Per-Olof Loof



/s/ GARRETT E. PIERCE                         Senior Vice President and Chief Financial
--------------------------------------------  Officer (Principal Financial Officer)               December 21, 1999
         Garrett E. Pierce



/s/ GREGORY C. THOMPSON                       Vice President and Controller                       December 21, 1999
--------------------------------------------  (Principal Accounting Officer)
         Gregory C. Thompson



/s/ RONALD G. ASSAF                           Chairman of the Board of Directors                  December 21, 1999
--------------------------------------------
         Ronald G. Assaf



/s/ THOMAS V. BUFFET                          Director                                            December 21, 1999
--------------------------------------------
         Thomas V. Buffet



/s/ TIMOTHY P. HARTMAN                        Director                                            December 21, 1999
------------------------------------
         Timothy P. Hartman



/s/ FRED A. BREIDENBACH                       Director                                            December 21, 1999
--------------------------------------------
         Fred A. Breidenbach



/s/ JAMES E. LINEBERGER                       Director                                            December 21, 1999
--------------------------------------------
         James E. Lineberger



/s/ J. RICHARD MUNRO                          Director                                            December 21, 1999
--------------------------------------------
         J. Richard Munro



/s/ JOHN T. RAY, JR.                          Director                                            December 21, 1999
--------------------------------------------
         John T. Ray, Jr.




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